Southern Company Services, Inc.
                           241 Ralph McGill Boulevard
                                Atlanta, GA 30308
                                  404-506-7146




July 17, 2007



Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We transmit herewith for filing under the Securities Exchange Act of 1934, Form 8-K dated July 10, 2007.

Sincerely,

GEORGIA POWER COMPANY

/s/Wayne Boston

Wayne Boston
Assistant Secretary